                           IMPERIAL INDUSTRIES, INC.
          3009 N.W. 75TH. AVENUE, MIAMI, FLORIDA 33122 (305)477-7000

July 3, 1996


Mr. Fred M. Hansen
49 Raeview Drive
Stouffville, Ontario L4A7X4

Dear Fred:

         Oh behalf of the members of the Board of Directors of Imperial Industries, Inc., I am pleased to finalize our offer to you for the position of President of Premix-Marbletite Manufacturing Co., and Acrocrete, Inc.

         1.       Base salary of $117,601 per year.

         2. Annual bonus based on performance goals established by the Board of Directors.

         3. Allotment for moving expenses, travel and all incidental costs of moving of $12,000.

         4.       Allotment costs of counsel to obtain an "H-1B" visa of $3,000.

         5. Use of company auto or car allowance of $650 per month for a vehicle for business.

         6.       Participation in Corporate Group Medical Plan.

         7. Participation in Corporate 401(K) Retirement Plan (Participation to commence in accordance with Plan documents).

         8. Eligible to receive 100,000 shares of Common Stock of Imperial Industries, Inc., over a three year period based on the combined operating performance of Premix and Acrocrete attaining a 13% return on total assets in 1998, 1999 and the year 2000.

         9. As an inducement for your employment, during your employment you will be granted 33,333 shares of Common Stock of Imperial Industries, Inc. at the end of the 1996 and 1997 fiscal years, and 33,334 shares at the end of 1998.

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         10.      As an inducement for Company to enter into this Agreement, you agree to execute the Non-Disclosure Agreement and the Non-Compete Covenant Agreements attached to this letter.

         Fred, we all look forward to working with you and assure you of our cooperation in continuing to building our Company. Please indicate your acceptance to this offer by executing the attached copy and returning it to me.

                                          Sincerely,

                                          IMPERIAL INDUSTRIES, INC.

                                          /S/
                                          -------------------------
                                          S. DANIEL PONCE
                                          Chairman of the Board

AGREED AND ACCEPTED

/S/
-------------------
Fred M. Hansen


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                          Premix-Marbletite Mfg. Co.
                                Acrocrete, Inc.
                            Acrocrete Service Depot

                           NON-DISCLOSURE AGREEMENT

Name Fred Hansen
     ________________________

Department President
           __________________

Date       August 12, 1996
    _________________________

         In consideration of my employment and/or continued employment with either Premix- Marbletite Manufacturing Co., Acrocrete, Inc., and Acrocrete Service Depot, (each of whom is hereinafter referred to as the "Company"), I agree as follows.

         During the course of my employment, I may learn or become aware of a variety of information related to the "Company's" business that is secret or confidential. This information is of great value and importance to the success of the "Company's" business and which gives or is intended to give the "Company" an advantage over its competitors who do not have the information. In general terms, "confidential information" includes, for example, confidential information relating to marketing plans, customer or distributor lists and agreements, quotations and agreements, purchasing and pricing methods and procedures, personnel information, financial data, and the like. The protection of this confidential information is essential to the "Company's" continued success and growth in the marketplace. For this reason, each employee has a vital interest and responsibility to see that the "Company's" confidential information is properly protected.

         I understand it is my responsibility to treat such proprietary information as confidential during and subsequent to my employment with the "Company". I promise not to directly or indirectly use or disclose to any other person or business entity the "Company's" secret or confidential information without prior written consent by an officer of the "Company". I further promise to take all reasonable precautions to protect against the negligent or inadvertent disclosure of the "Company's" secret or confidential information to any other person or business entity. If I do use or disclose any secret or confidential information, I understand that my employment is subject to termination. I recognize that I may not copy confidential documents or recordings without authorization.

         I also recognize that all documents and recordings which embody or otherwise contain confidential information which I may produce or may be given to me in connection with my employment are the property of the "Company" and shall be my obligation to deliver the same to the "Company" upon request or upon termination of my employment. I also understand that upon termination of my employment with the "Company" does not relieve me from any of the obligations of this Agreement.

                                               Employee's Initials: /S/
                                                                    -----------
                                                                       FH

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         I recognize and understand that the "Company" may not have any adequate remedy at law for the breach or threatened breach of any one or more of the promises set forth in this Agreement and I agree that in the event of any such breach, the "Company" may terminate my employment without any liability. I further agree that the "Company" may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin me from violation and breach of this Agreement. In such event, I shall be liable to pay all costs, including reasonable attorneys fees, which the "Company" may incur in enforcing, to any extent, the provisions of this Agreement, whether or not litigation is actually commenced and including litigation of any appeal taken or defended by the "Company" in any action to enforce this Agreement.

         In addition to the termination provisions contained in this Agreement, it is understood and agreed that either I or the "Company" may terminate the employment relationship at any time, for cause or not cause, and such a termination will have no effect on the obligations and promises contained in this Agreement.

         It is understood that the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflict of laws. It is further understood that the provisions in this Agreement are severable and independent. In the event any of the provisions or parts thereof shall be held to be invalid or unenforceable, all other provisions shall remain in full force and effect.

         Should I have any questions as to whether something is secret or confidential, I promise to seek prior written approval from an officer or the "Company" prior to disclosure.

         This Agreement contains the complete understanding of the parties and any changes must be in writing and signed by the parties.

         I have received a copy of this letter and accept the responsibilities outlined above.

READ AND ACCEPTED BY: /S/
                      _________________________________________________________
                          Fred H. Hansen

DATE:  August 12, 1996
     __________________________________________________________________________

                      PREMIX-MARBLETITE MANUFACTURING CO.
                                ACROCRETE, INC.
                            ACROCRETE SERVICE DEPOT
                         (Collectively the "Company")

                             NON-COMPETE COVENANT

Name:             Fred M. Hansen (Employee)
                  -------------------------

                  As an inducement for employment, EMPLOYEE covenants and agrees that during his employment and, for a period of one (1) year after he ceases to be employed by the COMPANY, regardless of manner of cause of termination, he will not be an employee, agent; director, stockholder or owner (except of not more than 1% of the securities of any publicly traded entity), partner, consultant, financial backer, creditor or be otherwise directly or indirectly connected with or participate in the management, operation or control any Business, firm, proprietorship, corporation, partnership, association, entity or venture with in a radius of one hundred (100) miles from the boundaries of all markets in which the COMPANY or any of its subsidiaries are actively selling their product- (any area the Company has a substantial presence) similar to the type of business conducted by the COMPANY, existing at the termination of this Agreement.

                  EMPLOYEE covenants and agrees that during his employment and for two (2) years after termination of his employment for any reason whatsoever, he will not contact, call upon, solicit Business from, sell or render competitive services or products to any customers of the COMPANY and its subsidiaries and EMPLOYEE shall not directly or indirectly aid or assist any other person, firm or cooperation to do any of the aforesaid acts.

                  As a further inducement for employment, EMPLOYEE covenants and agrees that at all times during his employment and for two (2) years at for any reason whatsoever, EMPLOYEE will not directly or indirectly, as principal, agent, owner partner, stockholder, officer, director, employee, independent contractor or consultant or in any individual or representative capacity for himself or on behalf of any Business, firm corporation, partnership association or proprietorship enter into any agreements with or solicit, or directly or indirectly cause others to solicit, or directly or indirectly cause others to solicit the employment of any officer, sales person, agent or other employee of the COMPANY for the purpose of causing said officer, sales person, agent or other EMPLOYEE to terminate employment with the COMPANY.

READ AND ACCEPTED BY: /S/
                      ------------------
                      Fred M. Hansen

DATE: August 12, 19967
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